UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2019

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	SPG	New York Stock Exchange
8 3/8% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Simon Property Group, Inc. (the “Company”) held on May 8, 2019 (the “2019 Annual Meeting”), the Company’s shareholders approved the Simon Property Group, L.P. 2019 Stock Incentive Plan (the “2019 Plan”), which had previously been approved by the Company’s Board of Directors (the “Board of Directors”), subject to shareholder approval.

The purpose of the 2019 Plan is to provide for certain key personnel an equity-based incentive to maintain and enhance the performance and profitability of Simon Property Group, L.P. and the Company. The Compensation Committee of the Company’s Board of Directors will administer the 2019 Plan and will designate the eligible award recipients under the 2019 Plan.

Under the 2019 Plan, the Company may grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, common stock awards, and performance awards, including LTIP Units. Subject to the terms and conditions of the 2019 Plan, the number of shares authorized for grants under the 2019 Plan is 8,000,000, reduced by one share for every one share or unit of limited partnership interests of Simon Property Group, L.P. that become subject to awards granted under the 2019 Plan.

This summary is qualified in its entirety by reference to the 2019 Plan, filed as Exhibit 10.1 attached hereto and incorporated by reference herein.

ITEM 5.07           Submission of Matters to a Vote of Security Holders

At the 2019 Annual Meeting, the Company’s shareholders voted on the following business items which were set forth in the notice for the meeting:

Proposal 1 — Election of Directors: a proposal to elect ten (10) directors each for a one-year term ending at the 2020 Annual Meeting of Shareholders. All of the nominees for director received the requisite votes to be elected;

Proposal 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers:  a proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s proxy statement received approximately 96.0% of the votes cast;

Proposal 3 — Ratification of Independent Registered Public Accounting Firm: a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019;

Proposal 4 — Vote to Approve the 2019 Plan: a proposal to approve the Simon Property Group, L.P. 2019 Stock Incentive Plan; and

Proposal 5 — Shareholder Proposal:  a proposal requesting disclosure of political contributions by the Company.

The vote tabulation for each proposal is as follows:

Proposal 1 — Election of Directors

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Glyn F. Aeppel	263,022,485	4,082,436	108,671	10,639,020
Larry C. Glasscock	262,076,988	4,550,635	585,969	10,639,020
Karen N. Horn, Ph.D.	240,392,504	25,406,664	1,414,424	10,639,020
Allan Hubbard	257,309,851	9,792,649	111,092	10,639,020
Reuben S. Leibowitz	254,880,520	12,221,124	111,948	10,639,020
Gary M. Rodkin	259,778,926	7,323,950	110,716	10,639,020
Stefan M. Selig	264,770,147	2,333,058	110,387	10,639,020
Daniel C. Smith, Ph.D.	265,332,907	1,768,918	111,767	10,639,020
J. Albert Smith, Jr.	253,244,287	13,857,573	111,732	10,639,020
Marta R. Stewart	265,629,390	1,425,027	159,175	10,639,020

The voting trustees who vote the Company’s Class B common stock voted all 8,000 outstanding Class B shares for the election of the following three (3) persons as directors:

David Simon

Herbert Simon

Richard S. Sokolov

Proposal 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
255,855,508	11,103,452	254,632	10,639,020

Proposal 3 — Ratification of Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN
273,919,752	3,795,074	137,786

Proposal 4 — Vote to Approve the 2019 Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
253,628,066	13,373,373	212,153	10,639,020

Proposal 5 — Shareholder Proposal Related to Political Contributions

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
98,772,490	167,809,563	631,539	10,639,020

Item 9.01              Financial Statements and Exhibits.

(d): The following exhibits are being filed herewith:

Exhibit No.	Exhibit
10.1	Simon Property Group, L.P. 2019 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2019

SIMON PROPERTY GROUP, INC.

	By:	/s/ Steven E. Fivel
Name: Steven E. Fivel
Title: General Counsel and Secretary